GrowGeneration Corp. Schedules Third Quarter 2023 Earnings Release and Conference Call for November 8, 2023

DENVER – (BUSINESS WIRE) – GrowGeneration Corp. (NASDAQ: GRWG) (“GrowGen” or the “Company”), the largest chain of specialty hydroponic and organic garden centers in the United States, today announced it will release its financial results for the third quarter ended September 30, 2023 on Wednesday, November 8, 2023 after market close. The announcement will be followed by a live earnings conference call at 4:30 p.m. ET.

To participate in the call, please dial (888) 664-6392 (domestic) or (416) 764-8659 (international). The conference code is 71685189. The call will also be webcast and can be accessed here or in the Investor Relations section of the GrowGeneration website at: ir.growgeneration.com.

A replay of the webcast will be available approximately two hours after the conclusion of the call and remain available for approximately 90 calendar days.

About GrowGeneration Corp:

GrowGeneration is a leading marketer and distributor of nutrients, growing media, lighting, benching and racking, environmental control systems, and other products for both indoor and outdoor hydroponic and organic gardening, including proprietary brands such as Charcoir, Drip Hydro, Power Si, MMI benching and racking, Ion lights, Durabreeze fans, and more. Incorporated in Colorado in 2014, GrowGeneration is the largest chain of specialty retail hydroponic and organic garden centers in the United States. The Company also operates an online superstore for cultivators at growgeneration.com, as well as a wholesale business for resellers, HRG Distribution, and a benching, racking, and storage solutions business, Mobile Media.

Investor Contact:
ICR, Inc. GrowGenIR@icrinc.com